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                                                                 EXHIBIT (c)(15)
                        1990 EMPLOYEE STOCK OPTION PLAN
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                                                                 EXHIBIT (c)(15)
                             Comair Holding, Inc.

                                      1990

                                Stock Option Plan

                                   ARTICLE 1.

                                   OBJECTIVES

         1.1 Comair Holdings, Inc. ("Comair") has established this Stock
Option Plan effective June 5, 1990 as an incentive to the attraction and retention of dedicated and loyal employees and directors of outstanding ability, to stimulate the efforts of such persons in meeting Comair's objectives and to encourage ownership of Comair's Common Stock by employees and directors.

                                   ARTICLE 2.

                                   DEFINITIONS

         2.1 For purposes of the Plan the following terms shall have the definition which is attributed to them, unless another definition is clearly indicated by a particular usage and context.

                  A. "Affiliate" means a person who directly or indirectly, through one (1) or more intermediaries, controls, or is controlled by, or is under common control with, a specified person.

                  B. "Associate" means any corporation or organization
(other than the Company) of which any person is an officer, director or partner or is, directly or indirectly, the Beneficial Owner of Ten Percent (10%) or more of any class of equity securities.

                  C.  "Beneficial Owner" means a person:

                  (i) who, individually or with any Affiliates or Associates, beneficially owns Comair Common Stock, directly or indirectly; or

                  (ii) who, individually or with Affiliates or Associates has:

                           (1) the right to acquire Comair Common Stock,
                  whether such right is exercisable immediately or only after the passage of time ans whether or not such right is exercisable only after specified conditions are met, pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise;

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                           (2)  the right to vote Comair Common Stock
                  pursuant to any agreement, arrangement or understanding; or

                           (3)  any agreement, arrangement or
                  understanding for the purposes of acquiring, holding, voting or disposing of Comair Common stock with any other person who beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such shares of Comair Common Stock.

                  D. "Code" means the Internal Revenue Code of 1986.

                  E. The "Company" means Comair Holdings, Inc. and any subsidiary of Comair Holdings, Inc. as the term "subsidiary" is defined for purposes of Section 422A of the Code.

                  F. "Effective Date of Exercise" means the date on which the Company has received a written notice of exercise of an Option, in such form as is acceptable to the Committee, and full payment of the purchase price.

                  G. "Effective Date of Grant" means the date on which the Committee makes an award of an Option.

                  H. "Eligible Employee" means any individual who performs services for the Company and is included on the regular payroll of the Company. A director of the Company who is not an Eligible Employee described in the previous sentence is an Eligible Employee only with respect to the grant of a Nonqualified Stock Option.

                  I. "Fair Market Value" means the last sale price reported on any stock exchange or over-the-counter trading system on which Shares are trading on a specified date or, it not so trading, the average of the closing bid and asked prices for a Share on a specified date. If no sale has been made on the specified date, then prices on the last preceding day on which any such sale shall have been made shall be used in determining fair market value under either method prescribed in the previous sentence.

                  J. "Incentive Stock Option" shall have the same meaning as given to that term by Section 422A of the Code and any regulations or rulings promulgated thereunder.

                  K. "Independent Member" means any director who is not an officer or full-time employee of the Company or an Affiliate of a person who proposes to acquire Beneficial Ownership of more than Twenty Percent (20%) of the Comair Common Stock.

                  L. "Nonqualified Stock Option" means any Option granted under the Plan which is not considered an Incentive Stock Option.

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                  M. "Option" means the right to purchase from Comair a stated
number of Shares at a specified price. The option may be granted to an Eligible Employee subject to the terms of this Plan, and such other conditions and restrictions as the Committee deems appropriate. Each Option shall be designated by the Committee to be either an Incentive Stock Option or a Nonqualified Stock Option.

                  N. "Option Price" means the purchase price per Share subject to an Option and shall be fixed by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the Effective Date of Grant in the case of an Incentive Stock Option, except as otherwise provided in Section 9.2.

                  O. "Permanent and Total Disability" shall mean any medically determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

                  P. "Share" means one share of the Common par value, of Comair.

                                   ARTICLE 3.

                                 ADMINISTRATION

         3.1 The Plan shall be administered by a committee (the "Committee") which shall be the Comair Compensation Committee, unless otherwise designated by the Board of Directors of Comair. The Committee shall be comprised of at least three directors each of whom shall be ineligible to receive options under the Plan. All actions shall be taken by a majority of the committee.

         3.2 Except as specifically limited by the provisions of the Plan, the Committee in its discretion shall have the authority to:

                  A. Determine which Eligible Employees shall be granted
         Options;

                  B. Determine the number of Shares which may be subject to each Option;

                  C. Determine the term of each Option;

                  D. Determine whether each Option is an Incentive Stock Option or Nonqualified Stock Option;

                  E. Interpret the provisions of the Plan and decide all questions of fact arising in its application; and

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                  F. Prescribe such rules and procedures for Plan administration as from time to time it may deem advisable.

         3.3 Any action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Options.

         3.4 No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder, and to the extent permitted by law, all members shall be indemnified by the company for any liability and expenses which may occur through any claim or cause of action.

                                   ARTICLE 4.

                             SHARES SUBJECT TO PLAN

         4.1 The Shares that may be made subject to Options granted under the Plan shall not exceed Five Hundred Thousand (500,000) Shares in the aggregate. Upon lapse or termination of any Option for any reason without being completely exercised, the Shares which were subject to such Option may again be subject to other Options.

                                   ARTICLE 5.

                               GRANTING OF OPTIONS

         5.1 Subject to the terms and conditions of the Plan, the Committee may, from time to time prior to May 31, 2000, grant Options to Eligible Employees on such terms and conditions as the Committee may determine. More than one Option may be granted to the same Eligible Employee.

                                   ARTICLE 6.

                                TERMS OF OPTIONS

         6.1 Subject to specific provisions relating to Incentive Stock Options set forth in Article 9, each Option shall be for a term of from one to ten years from the Effective Date of Grant and may not be exercised during the first twelve months of the terms of said Option. Commencing on the first anniversary of the Effective Date of Grant of an Option, the Option may be exercised for 25% of the total Shares covered by the Option with an additional 25% of the

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total Shares covered by the Option becoming exercisable on each succeeding anniversary until the Option is exercisable to its full extent; provided, however, that the Committee may establish a different exercise schedule and impose other conditions upon exercise for any particular Option or groups of Options on the Effective Date of Grant. This right of exercise shall be cumulative and shall be exercisable in whole or in part. The Committee in its sole discretion may permit particular holders of Options to exercise an Option to a greater extent than provided herein.

         6.2 The holder of an Option must remain continuously in the service of the Company as an employee or director for a period of at least twelve months before such Option becomes exercisable to the extent provided in Section 6.1; provided, however, that employment shall be at the pleasure of the Board of Directors or officers of the Company at such compensation as the Company shall determine and service as a director shall be at the pleasure of the shareholders. Nothing contained in this Plan or in any option granted pursuant to it shall confer upon any employee any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate employment at any time. So long as a holder of an Option shall continue to be an employee of the Company, the Option shall not be affected by any change of the employee's duties or position.

                                   ARTICLE 7.

                               EXERCISE OF OPTIONS

         7.1 Any person entitled to exercise an Option in whole or in part may do so by delivering to the Company, attention Corporate Secretary, at its principal office a written notice of exercise. The written notice shall specify the number of Shares for which an Option is being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased.

                                   ARTICLE 8.

                             PAYMENT OF OPTION PRICE

         8.1 Payment of the Option Price may be made in cash, by the tender of Shares, or both. The value of each Share tendered shall be deemed to be the Fair Market Value for a Share on the day the Shares are tendered for payment.

         8.2 Payment through tender of Shares nay be done by instruction from the Optionee to the Company to withhold from the Shares issuable upon exercise that number of Shares which have a Fair Market Value equal to the exercise price for the Option or the portion thereof being exercised.

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                                   ARTICLE 9.

             INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS

         9.1 The Committee in its discretion may designate whether an Option is to be considered an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same individual. However, where both an Incentive Stock Option and a Nonqualified Stock Option are awarded at one time, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such Option affect the right to exercise the other Option.

         9.2 Any option designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan. In addition, the Incentive Stock Option shall be subject to the following specific provisions:

                  A. At the time the Incentive Stock Option in granted, if the Eligible Employee owns, directly or indirectly, stock representing more than 10% of the total combined voting power of all classes of stock of the Company then:

                           (i) The Option Price must equal at least 110%
                  of the Fair Market Value on the Effective Date of Grant; and

                           (ii) The term of the Option shall not be
                  greater than five years from the Effective Date of Grant.

                  B. The aggregate Fair Market Value of Shares (determined at the Effective Date of Grant) with respect to which Incentive Stock Options are exercisable by an Eligible Employee for the first time during any calendar year shall not exceed $100,000.

         9.3 If any Option is not granted, exercised, or hold pursuant to the provisions noted lately above, it will be considered to be a Nonqualified Stock Option to the extent that any or all of the grant is in conflict with these restrictions.

                                   ARTICLE 10.

                            TRANSFERABILITY OF OPTION

         10.1 During the lifetime of an Eligible Employee to whom an Option has been granted, such Option is not transferable and may be exercised only by such individual. Upon the death of an Eligible Employee to whom an Option has been granted, the Option may be transferred to the

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beneficiaries or heirs of the holder of the Option by will or by the laws of descent and distribution, and exercised only in accordance with Section 11.1 hereof.

                                   ARTICLE 11.

                             TERMINATION OF OPTIONS

         11.1 An Option may be terminated as follows:

                  A. During the period of continuous employment or service as a director with the Company, an Option will be terminated only if it has been fully exercised or it has expired by its terms.

                  B. Upon termination of employment or of service as a director for any reason, the Option will terminate upon the earlier of the full exercise of the Option, the expiration of the Option by its terms or the end of the three month period following the date of termination. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment.

                  C. If an Eligible Employee to whom an Option was granted shall die or becomes subject to a Permanent and Total Disability while employed by the Company or while serving as a director of the Company, or within three months of termination of employment or of service as a director for any reason, such Option may be exercised to the extent that the Eligible Employee shall have been entitled to exercise it at the time of death, termination of employment or service as a director, or disability, as the case may be, at any time within one year after the date of such death or disability, by the person, the estate of the employee or the person or persons to whom the Option may have been transferred by will or by the laws of descent and distribution.

         11.2 Except as provided in Article 12 hereof, in no event will the continuation of the term of an Option beyond the date of termination of employment or of service as a director allow the Eligible Employee, or his beneficiaries or heirs, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Option than could have been purchased on the day that employment or service as a director was terminated.

                                   ARTICLE 12.

                     ADJUSTMENTS TO SHARES AND OPTION PRICE

         12.1 In the event of changes in the outstanding of Common Stock
Comair as a result of stock dividends, splitups, recapitalizations, combinations of Shares or exchanges of Shares, the

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number and class of Shares and price per share for each Option covered under the
Plan and each outstanding Option shall be correspondingly adjusted by the Committee.

         12.2 The Committee shall make appropriate adjustments in the Option Price to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders.

         12.3 In the event of the dissolution or liquidation of Comair or any merger, consolidation or combination in which Comair is not the surviving corporation or in which the outstanding Shares of Comair are Converted into cash, other securities or other property, each outstanding Option shall terminate as of a date fixed by the Committee provided that not less than 20 days' written notice of the date of expiration shall be given to each holder of an Option and each such holder shall have the right during such period following notice to exercise the Option as to all or any part of the Shares for which it is exercisable at the time of such notice.

         12.4 If any person becomes the Beneficial Owner of more than Twenty Percent (20%) of the outstanding Comair Common Stock, all outstanding Options shall become immediately exercisable as to all Shares covered by such Options. The provisions of this subsection shall not be applicable (i) to acquisitions of securities by any person who on June 5, 1990 is the Beneficial Owner of more than Twenty Percent (20%) of the Comair Common Stock, or (ii) if prior to the time that a person becomes the Beneficial Owner of more than Twenty Percent (20%) of the Comair Common Stock, a majority of the Independent Members of the Board of Directors elect that the acceleration of vesting shall not occur.

                                   ARTICLE 13.

                                OPTION AGREEMENTS

         13.1 All Options granted under the Plan shall be evidenced by a written agreement in such form or forms as the Committee in its sole discretion may determine.

                                   ARTICLE 14.

                       AMENDMENT OR DISCONTINUANCE OF PLAN

         14.1 The Board of Directors of Comair may at any time amend, suspend, or discontinue the Plan; provided, however, that no amendments by the Board of Directors of Comair shall, without further approval of the shareholders of the
Company:

                  A. Change the class of Eligible Employees;

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                  B. Except as provided in Articles 4 and 12 hereof,
         increase the number of Shares which may be subject to Options granted under the Plan; or

         14.2 No amendment to the Plan shall alter or impair any Option granted under the Plan without the consent of the holders thereof.

                                   ARTICLE 15.

                                 EFFECTIVE DATE

         15.1 The Plan shall become effective as of June 5, 1990 (the "Effective Date"), having been adopted by the Board of Directors of Comair on such date subject to approval by the affirmative vote of the holders of a majority of the shares of Common Stock of Comair voting on the issue.

                                   ARTICLE 16.

                                  MISCELLANEOUS

         16.1 Nothing contained in this Plan or in any action taken by the Board of Directors or shareholders of Comair shall constitute the granting of an Option. An Option shall be granted only at such time as a written Option agreement shall have been executed and delivered to the respective employee and the employee shall have executed an agreement respecting the Option in Conformance with the provisions of this Plan.

         16.2 Certificates for Shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefor as called for by the terms of the Option but in no event shall the Company be obligated to issue certificates more often than once each quarter. No persons holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a shareholder of the Company with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. No Shares shall be issued and delivered upon exercise of an Option unless and until the Company, in the opinion of its counsel, has complied with all applicable registration requirements of the Securities Act of 1933 and any applicable state securities laws and with any applicable listing requirements of any national securities exchange on which the Company's securities may then be listed as well as any other requirements of law.

         16.3 This Plan shall continue in effect until the expiration of all Options granted under the Plan unless terminated earlier in accordance with
Article XI; provided, however, that it shall terminate ten years after the Effective Date.

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                        INCENTIVE STOCK OPTION AGREEMENT

         1. Comair Holdings, Inc., a Kentucky corporation ("Comair"), hereby grants to the Optionee" named below an Incentive Stock Option in accordance with and subject to the terms and restrictions of Comair Holdings, Inc.'s 1990 Stock Option Plan ("Plan"), as amended, a copy of which is attached hereto and made a part hereof, and of this Option Agreement, to purchase the number of shares of Common Stock, no par value, of Comair at a price set forth herein as follows:

                  Optionee:_________________________________________________

                  No. of Shares Covered by Option:__________________________

                  Option Price Per Share:___________________________________

                  Date of Option:___________________________________________

                  Expiration Date:__________________________________________

         2. Option granted under this Agreement shall not be exercisable prior to the expiration of twelve (12) months from the Date of Option set forth above ("Exercise Date"). After the Exercise Date and until the Expiration Date set forth above, the Option granted under this Agreement may be exercised at the rate of up to 25% of the Shares covered by the Option granted under this Agreement per year. To the extent that such 25% is not exercised in any given year, the right to exercise shall accumulate and be exercisable, in whole or in part, in any of the subsequent years of the term of the Option granted under this Agreement, in addition to the 25% exercisable in such subsequent year. The Option granted under this Agreement may not be exercised as to less than ten
(10) Shares at any time (or the remaining Shares then purchasable under the Option if less than ten (10) Shares) .

         3. This Option may be exercised for the number of shares specified by written notice delivered to Comair at least ten (10) days prior to the date on which purchase is requested, accompanied by full payment in the manner and subject to the conditions set forth pursuant to the terms of Article 8 of the Plan for the number of shares in respect of which it is exercised. If any applicable law or regulation requires Comair to take any action with respect to the shares specified in such notice, or if any action remains to be taken under the Articles of Incorporation or By-Laws of Comair to effect due issuance of the shares, then Comair shall take such action and the day for delivery of such stock shall be extended for the period necessary to take such action.

         4. As a condition of Comair's obligation to issue shares upon exercise of this Option, the Optionee or other person to whom the shares are to be issued shall, concurrently with the delivery of the stock certificates representing the shares so purchased, give such written


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assurances to Comair as its counsel shall require, to the effect that the purchaser is acquiring the shares for investment and without any present intention of reselling or redistributing the same in violation of any applicable State or Federal Law. In the event that Comair elects to register the stock which is the subject to this Option under the Securities Act of 1933, the issuance of such stock shall not be subject to the restrictions contained in this Paragraph (4).

         5. Options granted to an Optionee hereby shall not be exercisable while there is outstanding any other Incentive Stock Option previously granted to such Optionee and, during the lifetime of the Optionee, is exercisable only by the Optionee.

         6. This Option is not transferable other than by will or by operation of the laws of descent and distribution.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                         COMAIR HOLDINGS, INC.

                                         BY: ___________________________

         I hereby accept the Incentive Stock Option to purchase shares of Common Stock of Comair Holdings, Inc. granted above in accordance with and subject to the terms and conditions of this Agreement and of Comair Holdings, Inc.'s is 1990 Stock Option Plan, and agree to be bound thereby.

Date Accepted:

____________________________________     _____________________________________
                                                               , Optionee

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                       NONQUALIFIED STOCK OPTION AGREEMENT

         1. Comair Holdings, Inc., a Kentucky corporation ("Comair"), hereby grants to the Optionee named below a Nonqualified Stock Option in accordance with and subject to the terms and restrictions of Comair Holdings, Inc.'s 1990 Stock Option Plan ("Plan"), as amended, a copy of which is attached hereto and made a part hereof, and of this Option Agreement, to purchase the number of shares of Common Stock, no par value, of Comair at a price set forth herein as follows:

         Optionee:_________________________________________________

         No. of Shares Covered by Option:__________________________

         Option Price Per Share:___________________________________

         Date of Option:___________________________________________

         Expiration Date:__________________________________________

         2. The Option granted under this Agreement shall not be exercisable prior to the expiration of twelve (12) months from the Date of Option set forth above ("Exercise Date"). After the Exercise Date and until the Expiration Date set forth above, the Option granted under this Agreement may be exercised at the rate of up to 25% of the Shares covered by the Option granted under this Agreement per year. To the extent that such 25% is not exercised in any given year, the right to exercise shall accumulate and be exercisable, in whole or in part, in any of the subsequent years of the term of the Option granted under this Agreement, in addition to the 25% exercisable in such subsequent year. The Option granted under this Agreement may not be exercised as to less than ten
(10) Shares at any time (or the remaining Shares then purchasable under the Option if less than ten (10) Shares).

         3. This Option may be exercised for the number of shares specified by written notice delivered to Comair at least ten (10) days prior to the date on which purchase is requested, accompanied by full payment in the manner and subject to the conditions set forth pursuant to the terms of Article 8 of the Plan for the number of shares in respect of which it is exercised. If any applicable law or regulation requires Comair to take any action with respect to the shares specified in such notice, or if any action remains to be taken under the Articles of Incorporation or By-Laws of Comair to effect due issuance of the shares, then Comair shall take such action and the day for delivery of such stock shall be extended for the period necessary to take such action.

         4. As a condition of Comair's obligation to issue shares upon exercise of this Option, the Optionee or other person to whom the shares are to be issued shall, concurrently with the delivery of the stock certificates representing the shares so purchased, give such written

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assurances to Comair as its counsel shall require, to the effect that the purchaser is acquiring the shares for investment and without any present intention of reselling or redistributing the same in violation of any applicable State or Federal Law. In the event that Comair elects to register the stock which is the subject to this Option under the Securities Act of 1933, the issuance of such stock shall not be subject to the restrictions contained in this Paragraph (4).

         5. This Option is not transferrable other than by will or by operation of the laws of descent and distributions.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                        COMAIR HOLDINGS, INC.

                                        By: __________________________

         I hereby accept the Nonqualified Stock Option to purchase shares of Common Stock of Comair Holdings, Inc. granted above in accordance with and subject to the terms and conditions of this Agreement and of Comair Holdings, Inc.'s 1990 Stock Option Plan, and agree to be bound thereby.

Date Accepted:


____________________________________     _____________________________________
                                                               , Optionee

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